607792 British Columbia Ltd.
Suite 305-675 West Hastings Street
Vancouver, BC V613 1N2

July 6, 2006

Astron Resources Corporation Suite

804-750 West Pender Street Vancouver, BC V6C 2T7

Mr. Brian Kirwin

Mr. Giulio Bonifacio

Mr. Joe G. Kircher

Mr. Foster Wilson

Dear Sirs:

Acquisition by Aston Resources Corporation ("Astron") of 100% of the issued shares of 607792 British Columbia Ltd. ("607792") pursuant to a letter of intent dated March 24, 2006, as amended by an amending agreement dated May 3, 2006 (the "Letter of Intent") among Astron, 607792 and the principal shareholders of 607792

1.

Second Amendment of the Letter of Intent

The Letter of Intent is amended as follows:

(a)

All references to the letter of intent and Letter of Intent mean the Letter of Intent among Astron, 607792 and the Principals, as it may be amended and supplemented by this Agreement.

(b)

Initially capitalized terms used in this agreement and not defined herein shall have the respective meanings ascribed to such terms in the letter of intent.

(c)

Subsection 15A(a) shall be deleted in its entirety and replaced by the following new Subsection 15A:

"15A. Closing”

(a)

The Closing shall take place at the offices of Fang Law Corporation, 1925 — 700 West Georgia Street, Vancouver, British Columbia at 10:00 a.m. local time in Vancouver, B.C. on the Closing Date. In the event that the Acquisition has not closed on or before July 31, 2006, any party may terminate this Agreement by notice in writing to the other parties and it shall be of no further force and effect."

2.

Confirmation Of Letter of Intent. This Agreement is supplemental to the Letter of Intent and shall form one instrument with the Letter of Intent. The Letter of Intent shall be treated as being amended only to the extent provided in this Agreement and all the provisions of the Letter of Intent as herein amended are confirmed and shall continue to be in full force and effect.

3.

Further Assurances. The parties shall do such further acts and execute and deliver such further instruments and assurances as may be required to give effect to this Agreement.

4.

Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the Province of British Columbia and the laws of Canada applicable therein.

5.

Enurement. This Agreement shall enure to the benefit of and be binding on the parties and their respective successors and permitted assigns.

6.

Execution In Counterparts And By Facsimile. This Agreement may be executed in multiple counterparts and by facsimile, each of which will be deemed an original agreement and all of which shall be construed together and shall constitute one and the same agreement.

Page 2

Yours truly,

607792 British Columbia Ltd.

Per:________________________
Authorized Signatory

The undersigned hereby agrees to the foregoing terms and conditions of this Agreement July _____, 2006.

Astron Resources Corporation

Per:________________________
Authorized Signatory

Principals of 607792 British Columbia Ltd.

The undersigned hereby agrees to the foregoing terms and conditions of this Agreement July ____, 2006.

____

Name : **Brian Kirwin**

The undersigned hereby agrees to the foregoing terms and conditions of this Agreement July ____, 2006.

____

Name : **Giulio T. Bonifacio**